                                                                  Exhibit 3.1(r)

                                                                         (STAMP)

                            ARTICLES OF INCORPORATION
                                       OF
                             ASHTON BROOKSTONE, INC.

     The undersigned corporation, acting as incorporator of a corporation under the Texas Business Corporation Act (the "Act"), does hereby adopt the following articles of incorporation for such corporation:

     1. NAME. The name of the corporation is ASHTON BROOKSTONE, INC.

     2. DURATION. The period of its duration is perpetual.

     3. PURPOSE. The purpose for which the corporation is organized is the transaction of any or all lawful business for which corporations may be incorporated under the Act and the exercise of any and all powers which are or may be permitted by law, and to do any and all things hereinbefore set forth to the same extent as a natural person might or could do.

     4. REGISTERED OFFICE AND AGENT. The post office address of its initial registered office is 14643 Dallas Parkway, Suite 570, Dallas, Texas 75254, and the name of its initial registered agent at such address is Tim Hagen.

     5. COMMENCEMENT OF BUSINESS. The corporation will not commence business until it has received for the issuance of its shares consideration of the value of at least One Thousand Dollars ($1,000.00), consisting of money, labor done or property actually received.

     6. SHARES. The aggregate number of shares which the corporation shall have authority to issue is one hundred thousand (100,000) Common Shares of the par value of Ten Cents ($.10) each.

     7. PRE-EMPTIVE RIGHTS. No shareholder shall have any pre-emptive right to purchase shares of the corporation.

     8. WRITTEN CONSENT BY SHAREHOLDERS. Any action which must be taken at any annual or special meeting of shareholders, or any action which may be taken at any annual or special meeting of shareholders, may be taken without a meeting, without notice and without a vote, if a consent or consents in writing, setting forth the action taken, is signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted.

     9. NON-CUMULATIVE VOTING. Cumulative voting is expressly prohibited. Directors shall be elected by majority vote of the shares represented at any meeting at which a quorum is present.
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     10. BYLAWS. The power to alter, amend or repeal the Bylaws, or to adopt new
Bylaws, shall be vested in either the shareholders or the Board of Directors of the corporation.

     11. INITIAL DIRECTORS. The number of directors constituting the initial Board of Directors is three; thereafter, the number of directors of the corporation shall be fixed in accordance with the Bylaws. The name and address of the person or persons who are to serve as directors until the first annual meeting of the shareholders or until their successors are elected and qualified are:

Name              Address
----              -------
Harry Rosenbaum   13800 Montfort Drive, Suite 100
                  Dallas, Texas 75240

Bruce Freeman     13800 Montfort Drive, Suite 100
                  Dallas, Texas 75240

Seymour Joffe     13800 Montfort Drive, Suite 100
                  Dallas, Texas 75240

     12. LIMITATION OF LIABILITY OF DIRECTORS. Directors of the corporation shall not be liable to the corporation or its shareholders for monetary damages for an act or omission in the director's capacity as a director, except that this provision shall not eliminate or limit the liability of a director for:

          (1) a breach of a director's duty of loyalty to the corporation or its shareholders;

          (2) an act or omission not in good faith that constitutes a breach of the director's duty to the Corporation or an act or omission that involves intentional misconduct or a knowing violation of the law;

          (3) a transaction from which a director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office;

          (4) an act or omission for which the liability of a director is expressly provided by statute; or

          (5) an act related to an unlawful stock repurchase or payment of a dividend.


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
     13. INCORPORATOR. The name and address of the incorporator is:

Hagen & Parsons,             14643 Dallas Parkway, Suite 570
A PROFESSIONAL CORPORATION   Dallas, Texas 75254

     IN WITNESS WHEREOF, I have hereunto set my hand April 10, 2002.

                                        HAGEN & PARSONS,
                                        A PROFESSIONAL CORPORATION


                                        By: /s/ Tim Hagen
                                            ------------------------------------
                                            Tim Hagen, President


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